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                                                                  EXHIBIT 10.137

                            NOTATION OF GUARANTEE

                  The undersigned Guarantor (as defined in the Senior Secured Credit Agreement (the "Credit Agreement") referred to in the Note upon which this notation is endorsed and hereinafter referred to as the "Guarantor") has unconditionally guaranteed (such guarantee by the Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and the interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Borrower to the Lenders or the Collateral Agent all in accordance with the terms set forth in the Credit Agreement and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject to the limitations set forth in the Credit Agreement.

                  The obligations of the Guarantor to the Lenders and the Collateral Agent pursuant to the Guarantee and the Credit Agreement are expressly set forth, in Section 9 of the Credit Agreement, and reference is hereby made to such Credit Agreement for the precise terms of the Guarantee therein made.

                  No past, present or future stockholder, director, officer, employee or incorporator, as such, of any of the Guarantors shall have any liability for any obligation of the Guarantors under the Guarantee or the Credit Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Lender, by accepting a Note, and the Collateral Agent, by signing the Security Agreement, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Guarantee.

                                                 GUARANTOR:
                                                 MEM COMPANY, INC.


                                                 By: _________________________
                                                     Name:  Thomas T. S. Kaung
                                                     Title: Vice President